SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 12, 2012

Date of Report

(Date of Earliest Event Reported)

JAVA EXPRESS, INC.

 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-50547	88-0515333
(State or other jurisdiction of incorporation(	(Commission File No.)	(IRS Employer I.D. No.)

4626 North 300 West, Suite 375

Provo, Utah 84604

(Address of Principal Executive Offices)

801-705-8968

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 12, 2012, the Company held a Special Meeting of its stockholders to consider and vote on a proposal (the “Proposal”) to increase our authorized shares from 60,000,000 shares with a par value of one mill ($0.001) per share, comprised of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock, to 510,000,000 shares divided into 500,000,000 shares of common stock with a par value of one mill ($0.001) per share and 10,000,000 shares of preferred stock with a par value of one mill ($0.001) per share, with the preferred stock continuing to have such rights and preferences as the Board of Directors shall determine in accordance with the Articles of Incorporation of the Company and the Nevada General Corporation Law (the “Nevada Act”).  Of the 11,280,140 shares of common stock outstanding at October 16, 2012 (the record date), the holders of 10,892,065 shares, representing approximately 96.5% of the outstanding shares entitled to vote as of the record date, which constituted a quorum, were represented at the meeting in person or by proxy.  All 10,892,065 shares votes in favor of the Proposal, with none against and none abstaining.  The proposal was described in detail in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on October 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA EXPRESS, INC., a Nevada corporation

Date:  November 14, 2012

/s/Jonathan Craig Moffitt

Jonathan Craig Moffitt, President and CEO